Exhibit 21.1

Subsidiaries

Procaccianti Hotel REIT, L.P. (Delaware)

Procaccianti Hotel REIT LP, LLC (Delaware)

Procaccianti Convertible Fund, LLC (51%) (Delaware)

PHR TRS I, LLC (51%) (Delaware)

PHR WNC OPCO SUB, LLC (51%) (Delaware)

PHR WNC, LLC (51%) (Delaware)

PHR STPFL OPCO SUB, LLC (51%) (Delaware)

PHR STPFL, LLC (51%) (Delaware)
PHR TRS II, LLC (DE)
PHR TCI, LLC (DE)
Gano Holdings, LLC (RI)
PHR CHERRY Propco, LLC (MI)
PHR Cherry OPCO Sub, LLC (MI)
PHR TCI OPCO SUB, LLC (MI)
PHR Gano OPCO SUB, LLC (DE)